PORTLAND GENERAL CORPORATION

                     MANAGEMENT DEFERRED COMPENSATION PLAN

                                1996 RESTATEMENT



                            Effective January 1, 1996

                               TABLE OF CONTENTS

                                                                          PAGE

 ARTICLE I - PURPOSE                                                        1

 1.1  Restatement                                                           1
 1.2  Purpose                                                               1
 1.3  Effective Date                                                        1
 1.4  Plan Sponsor                                                          1

 ARTICLE II - DEFINITIONS                                                   1

 2.1  Account                                                               1
 2.2  Base Salary                                                           1
 2.3  Beneficiary                                                           2
 2.4  Board                                                                 2
 2.5  Bonuses                                                               2
 2.6  Change in Control                                                     2
 2.7  Committee                                                             3
 2.8  Company                                                               3
 2.9  Compensation                                                          3
 2.10 Deferral Election                                                     3
 2.11 Determination Date                                                    3
 2.12 Direct Subsidiary                                                     4
 2.13 Eligible Employee                                                     4
 2.14 Financial Emergency                                                   4
 2.15 Incentive Compensation                                                4
 2.16 Indirect Subsidiary                                                   4
 2.17 Interest                                                              5
 2.18 Paid Time Off                                                         5
 2.19 Paid Time Off Cancellation                                            5
 2.20 Participant                                                           5
 2.21 Participating Employer                                                5
 2.22 Pension Plan                                                          5
 2.23 Plan                                                                  5
 2.24 Policies                                                              5
 2.25 Senior Administrative Officer                                         6

 ARTICLE III - ELIGIBILITY AND DEFERRALS                                    6

 3.1  Eligibility                                                           6
 3.2  Deferral Elections                                                    6
 3.3  Limits on Elective Deferrals                                          7
 3.4  Matching Contributions                                                7
 3.5  Welfare Benefits                                                      7

                                                                          (i)

                               TABLE OF CONTENTS


                                                                          PAGE

 ARTICLE IV - DEFERRED COMPENSATION ACCOUNT                                 7

 4.1  Crediting to Account                                                  7
 4.2  Determination of Accounts                                             7
 4.3  Vesting of Accounts                                                   7
 4.4  Statement of Accounts                                                 8

 ARTICLE V - PLAN BENEFITS                                                  8

 5.1  Benefits                                                              8
 5.2  Withdrawals for Financial Emergency                                   8
 5.3  Form of Benefit Payment                                               8
 5.4  Accelerated Distribution                                              9
 5.5  Withholding; Payroll Taxes                                            9
 5.6  Commencement of Payments                                             10
 5.7  Full Payment of Benefits                                             10
 5.8  Payment to Guardian                                                  10

 ARTICLE VI - RESTORATION OF PENSION PLAN BENEFITS                         10

 6.1  Pension Plan                                                         10
 6.2  Restoration of Pension Plan Benefits                                 10
 6.3  Restoration of Pension Plan Benefits in Event of Change in Control   11

 ARTICLE VII - BENEFICIARY DESIGNATION                                     11

 7.1  Beneficiary Designation                                              11
 7.2  Amendments                                                           11
 7.3  No Beneficiary Designation                                           11
 7.4  Effect of Payment                                                    11

 ARTICLE VIII - ADMINISTRATION                                             12

 8.1  Senior Administrative Officer; Duties                                12
 8.2  Agents                                                               12
 8.3  Binding Effect of Decisions                                          12
 8.4  Indemnity of Senior Administrative Officer; Committee                12
 8.5  Availability of Plan Documents                                       12
 8.6  Cost of Plan Administration                                          12

                                                                          (ii)

                               TABLE OF CONTENTS

                                                                          PAGE

 ARTICLE IX - CLAIMS PROCEDURE                                             13

 9.1  Claim                                                                13
 9.2  Denial of Claim                                                      13
 9.3  Review of Claim                                                      13
 9.4  Final Decision                                                       13

 ARTICLE X - AMENDMENT AND TERMINATION OF PLAN                             13

 10.1  Amendment                                                           13
 10.2  Termination                                                         14
 10.3  Payment at Termination                                              14

 ARTICLE XI - MISCELLANEOUS                                                14

 11.1  Unfunded Plan                                                       14
 11.2  Liability                                                           15
 11.3  Trust Fund                                                          15
 11.4  Nonassignability                                                    15
 11.5  Not a Contract of Employment                                        16
 11.6  Protective Provisions                                               16
 11.7  Governing Law                                                       16
 11.8  Terms                                                               16
 11.9  Validity                                                            16
 11.10 Notice                                                              16
 11.11 Successors                                                          16

                                                                          (iii)

                                 INDEX OF TERMS

TERM AND PROVISION NUMBER                                                 PAGE

A

Account:  2.1                                                               1

B

Base Salary:  2.2                                                           1
Beneficiary:  2.3                                                           2
Board:  2.4                                                                 2
Bonuses:  2.5                                                               2

C

Change in Control:  2.6                                                     2
Committee:  2.7                                                             3
Company:  2.8                                                               3
Compensation:  2.9                                                          3

D

Deferral Election:  2.10                                                    3
Determination Date:  2.11                                                   3
Direct Subsidiary:  2.12                                                    4

E

Eligible Employee:  2.13                                                    4
ERISA:  3.5                                                                 7
Exchange Act:  2.6(a)                                                       2

F

Financial Emergency:  2.14                                                  4

I

Incentive Compensation:  2.15                                               4
Indirect Subsidiary:  2.16                                                  4
Interest:  2.17                                                             5


                                                                          (iv)

                                 INDEX OF TERMS


TERM AND PROVISION NUMBER                                                 PAGE

P

Paid Time Off:  2.18                                                        5
Paid Time Off Cancellation:  2.19                                           5
Participant:  2.20                                                          5
Participating Employer:  2.21                                               5
Pension Plan:  2.22                                                         5
PGC:  2.6(a)                                                                2
PGE:  2.6(a)                                                                2
Plan:  2.23                                                                 5
Policies:  2.24                                                             5

S

Senior Administrative Officer:  2.25                                        6

                                                                          (v)

                          PORTLAND GENERAL CORPORATION

                     MANAGEMENT DEFERRED COMPENSATION PLAN

                                1996 RESTATEMENT



                               ARTICLE I - PURPOSE

 1.1  Restatement

     Portland General Corporation adopted a Management Deferred Compensation Plan effective January 1, 1987 to cover qualified management employees. Portland General Corporation also restated its Directors' and Senior Officers' Deferred Compensation Plan on January 1, 1987. Pursuant to Article 8.1 of the Management Deferred Compensation Plan and Article 9.1 of the Directors' and Senior Officers' Deferred Compensation Plan, 1987 Restatement, the Company is amending both plans in order to merge the plans for all employees of Participating Employers. The existing plans were merged, renamed and amended for all management employees of Participating Employers by the December 1, 1988 Restatement. The Plan was further amended by the 1990 and 1994 Restatements.

 1.2  Purpose

     The purpose of this Management Deferred Compensation Plan is to provide elective deferred compensation in excess of the limits on elective deferrals under qualified cash or deferred arrangements. It is intended that the Plan will aid in attracting and retaining personnel of exceptional ability.

 1.3  Effective Date

     This 1996 Restatement shall be effective as of January 1, 1996.

 1.4  Plan Sponsor

     The Plan is adopted for the benefit of selected employees of Portland General Corporation, an Oregon corporation, and selected employees of any corporations or other entities affiliated with or subsidiary to it, if such corporations or entities are selected by the Board.


                             ARTICLE II - DEFINITIONS

 2.1  Account

     "Account" means the account maintained by a Participating Employer in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan.

 2.2  Base Salary

     "Base Salary" means the Eligible Employee's actual base pay in the pay period and, except as provided herein, excluding any bonuses and/or overtime pay.


PAGE 1 - MANAGEMENT DEFERRED COMPENSATION PLAN

 2.3  Beneficiary

     "Beneficiary" means the person, persons or entity entitled under Article VII to receive any Plan benefits payable after a Participant's death.

 2.4  Board

     "Board" means the Board of Directors of Portland General Corporation.

 2.5  Bonuses

     "Bonuses" means Our Teamworks Awards, Notable Achievement Awards, and any other form of cash Incentive Compensation explicitly designated as deferrable pursuant to this Plan by the Deferral Election form approved by the Senior Administrative Officer.

 2.6  Change in Control

     "Change in Control" means an occurrence in which:

         (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Portland General Corporation ("PGC") or Portland General Electric ("PGE"), any trustee or other fiduciary holding securities under the employee benefit plan of PGC or PGE, or any Employer owned, directly or indirectly, by the stockholders of PGC or PGE in substantially the same proportions as their ownership of stock of PGC or PGE), is or becomes the "beneficial owner" (as defined in Rule 13d-3) under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of PGC's or PGE's then outstanding voting securities;

         (b) During any period or two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with PGC to effect a transaction described in clause (a), (c) or (d) of this Paragraph) whose election by the Board or nomination for election by PGC's stockholders was approval by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (c) The stockholders of PGC or PGE approve a merger or consolidation of PGC or PGE with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of PGC or PGE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of PGC or PGE or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of PGC or PGE (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of PGC's or PGE's then outstanding securities; or


PAGE 2 - MANAGEMENT DEFERRED COMPENSATION PLAN

         (d) The stockholders of PGC or PGE approve a plan of complete liquidation of PGC or PGE or an agreement for the sale or disposition by PGC or PGE of sixty percent (60%) or more of PGC's or PGE's assets (including stock of subsidiaries) to a person or entity that is not a subsidiary or parent corporation. For purposes of determining whether a sale or other disposition of sixty percent (60%) of PGE's assets has occurred, only long-term assets shall be considered. Assets shall not be considered long-term assets if they constitute "regulatory assets," "stranded investments" or abandoned or non-operational projects. Projects in economy shutdown shall be considered long-term assets.

 2.7  Committee

     "Committee" means the Human Resources Committee of the Board.

 2.8  Company

     "Company" means Portland General Corporation, an Oregon Corporation.

 2.9  Compensation

     "Compensation" means the total of the following, before reduction for elective deferrals under this Plan or a Participating Employer's tax qualified Retirement Savings Plan or any other flexible benefit plan:

         (a)  Base Salary;

         (b)  Bonuses;

         (c) Any interest on the above payments credited by a Participating Employer for the benefit of an Eligible Employee prior to the date of payment, without respect to any deferral of Compensation made pursuant to this Plan, by a Participating Employer.

     Compensation, for purposes of this Plan, may include any new form of cash remuneration paid by a Participating Employer to any Eligible Employee which is explicitly designated as deferrable pursuant to this Plan by the Deferral Election form approved by the Senior Administrative Officer. Compensation for purposes of this Plan, does not include expense reimbursements, imputed income, or any form of noncash compensation or benefits.

 2.10  Deferral Election

     "Deferral Election" means the election completed by Participant in a form approved by the Senior Administrative Officer which indicates Participant's irrevocable election to defer Compensation as designated in the Deferral Election, pursuant to Article III.

 2.11  Determination Date

     "Determination Date" means the last day of each calendar month.


 PAGE 3 - MANAGEMENT DEFERRED COMPENSATION PLAN

 2.12  Direct Subsidiary

     "Direct Subsidiary" means any corporation of which a Participating Employer owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote.

 2.13  Eligible Employee

     "Eligible Employee" means an employee of a Participating Employer who:

         (a)  Is exempt;

         (b)  Is not covered by a collective bargaining agreement; and

         (c) If employed for the entire calendar year, receives or, based on current levels of base pay is expected to receive, Compensation from one
     (1) or more Participating Employers in the calendar year, in an amount equal to or in excess of the threshold amount described in 2.13(e) below, or

         (d) If employed for a part of the calendar year, receives or, based on an annualized level of base pay would have received, Compensation from one (1) or more Participating Employers in the calendar year, in an amount equal to or in excess of the threshold amount described in 2.13(e) below. Notwithstanding the above, eligibility is at the discretion of the Senior Administrative Officer.

         (e) The threshold amount in calendar year 1996 and any subsequent year shall be eighty-five thousand dollars ($85,000). Such amount may be adjusted by the Senior Administrative Office each subsequent calendar year at the same time and in not less than the percentage ratio as the cost of living adjustment in the dollar limit on defined benefits under Section 415(d) of the Internal Revenue Code.

 2.14  Financial Emergency

     "Financial Emergency" means a financial need resulting from a serious unforeseen personal or family emergency, such as an act of God, an adverse business or financial transaction, divorce, serious illness or accident, or death in the family.

 2.15  Incentive Compensation

     "Incentive Compensation" means payments made to a Participant in recognition of meritorious work performance but shall not include, without limitation, any payment received as moving expense, mortgage expense or mortgage interest reimbursement.

 2.16  Indirect Subsidiary

     "Indirect Subsidiary" means any corporation of which a Participating Employer directly and constructively owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote. In determining the amount of stock of a corporation that is constructively owned by a Participating Employer, stock owned, directly or constructively, by a corporation shall be considered as being owned proportionately by its shareholders according to such shareholders' share of voting power of all classes of its stock entitled to vote.

 PAGE 4 - MANAGEMENT DEFERRED COMPENSATION PLAN

 2.17  Interest

     "Interest" means the interest yield computed at the monthly equivalent of an annual yield that is three (3) percentage points higher than the annual yield on Moody's Average Corporate Bond Yield Index for the three (3) calendar months preceding the immediately prior month as published by Moody's Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board.

 2.18  Paid Time Off

     "Paid Time Off" means those vacation and holiday days for which the Employer pays employees for time not worked.

 2.19  Paid Time Off Cancellation

     "Paid Time Off Cancellation" means cash payments made in lieu of Paid Time Off earned by an Eligible Employee.

 2.20  Participant

     "Participant" means any Eligible Employee who has elected to make deferrals under this Plan.

 2.21  Participating Employer

     "Participating Employer" means the Company or any affiliated or subsidiary company designated by the Board as a Participating Employer under the Plan, as long as such designation has become effective and continues to be in effect. The designation as a Participating Employer shall become effective only upon the acceptance of such designation and the formal adoption of the Plan by a Participating Employer. A Participating Employer may revoke its acceptance of designation as a Participating Employer at any time, but until it makes such revocation, all of the provisions of this Plan and any amendments thereto shall apply to the Eligible Employees of the Participating Employer and their Beneficiaries.

 2.22  Pension Plan

     "Pension Plan" means the Participating Employer's Pension Plan, as may be amended from time to time, and any successor defined benefit retirement income plan or plans maintained by the Participating Employer which qualify under
 Section 401(a) of the Internal Revenue Code.

 2.23  Plan

     "Plan" means the Portland General Corporation Management Deferred Compensation Plan, as may be amended from time to time.

 2.24  Policies

     "Policies" means any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Participating Employer.


 PAGE 5 - MANAGEMENT DEFERRED COMPENSATION PLAN

 2.25  Senior Administrative Officer

     "Senior Administrative Officer" means the employee in the management position designated by the Committee to administer the Plan.


                     ARTICLE III - ELIGIBILITY AND DEFERRALS

 3.1  Eligibility

         (a) GENERAL. An Eligible Employee who has completed one (1) year of continuous employment with one (1) or more Participating Employers shall be eligible to participate by making a Deferral Election under Paragraph
     3.2 below. The Senior Administrative Officer shall notify Eligible Employees about the Plan and the benefits provided under it. The requirement of one (1) year of continuous employment may be waived by the Senior Administrative Officer.

         (b) CESSATION OF ELIGIBILITY. An Eligible Employee who ceases to satisfy condition 2.13(a) or 2.13(b) of the definition of Eligible Employee shall cease participating as to new deferrals immediately. An Eligible Employee who ceases to satisfy condition 2.13(c) of the definition of Eligible Employee may continue to participate in the Plan if such individual has a current election to defer under the Plan at the time the Employee ceases to satisfy condition 2.13(c).

 3.2  Deferral Elections

         (a) TIME OF ELECTIONS. An Eligible Employee may elect to participate in the Plan with respect to any Compensation and/or Paid Time Off Cancellation designated in a Deferral Election in a form approved by the Senior Administrative Officer. The Deferral Election must be filed with the Senior Administrative Officer no later than December 15, or such shorter period as is designated in the Deferral Election form.

         (b) MID-YEAR ELIGIBILITY. If an individual first becomes eligible to participate during a calendar year and wishes to defer Compensation and/or Paid Time Off Cancellation during the remainder of the year, a Deferral Election may be filed no later than thirty (30) days following notification of eligibility to participate to the individual by the Senior Administrative Officer. Such Deferral Election shall be effective only with regard to Compensation and/or Paid Time Off Cancellation earned after it is filed with the Senior Administrative Officer.

         (c) IRREVOCABILITY. A Deferral Election for the following calendar year shall become irrevocable on the December 15 by which it is due under Paragraph 3.2(a) and a Deferral Election for the current calendar year shall become irrevocable upon filing with the Senior Administrative Officer under Paragraph 3.2(b).

         (d) TRANSFER TO A PARTICIPATING EMPLOYER. If a Participant transfers employment from one (1) Participating Employer to another Participating Employer, the Participant's Deferral Election shall remain in effect for the remainder of the calendar year with respect to Compensation earned by the individual after the transfer to the new Participating Employer.


 PAGE 6 - MANAGEMENT DEFERRED COMPENSATION PLAN

 3.3  Limits on Elective Deferrals

     A Participant may elect to defer up to eighty percent (80%) of Base Salary and up to one hundred percent (100%) of Bonuses. The level of deferral elected in either case must be in one percent (1%) increments. A Participant may elect to defer up to one hundred twenty (120) hours per year of Paid Time Off in one-tenth (1/10) hour increments, but may not defer any Paid Time Off earned in prior calendar years, or the first two hundred (200) hours of Paid Time Off earned in the calendar year to which the Deferral Election relates.

 3.4  Matching Contributions

     The Participating Employer shall provide a matching contribution for each Participant who is making deferrals of Base Salary under this Plan. The matching contribution shall be six percent (6%) of the Participant's annual elective Base Salary deferral under this Plan. For purposes of this provision, Base Salary shall not include amounts received as a Nuclear Regulatory Commission licensing bonus.

 3.5  Welfare Benefits

     Compensation deferred under this Plan shall constitute compensation for purposes of any welfare plans, (as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), sponsored by the Participating Employer.


                    ARTICLE IV - DEFERRED COMPENSATION ACCOUNT

 4.1  Crediting to Account

     The amount of the elective deferrals and matching contributions for a Participant under this Plan shall be credited to an Account for the Participant on the books of the Participating Employer at the time the Compensation would have been paid in cash. Any taxes or other amounts due from the Participant with respect to the deferred Compensation under federal, state or local law, such as a Participant's share of FICA, shall be withheld from nondeferred Compensation payable to the Participant at the time the deferred amounts are credited to the Account.

 4.2  Determination of Accounts

     The last day of each calendar month shall be a Determination Date. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, plus the Participant's elective deferrals, matching contributions, and Interest credited under this Plan, minus the amount of any distributions made from this Plan since the immediately preceding Determination Date. Interest credited shall be calculated as of each Determination Date based upon the average daily balance of the Account since the preceding Determination Date.

 4.3  Vesting of Accounts

     Account balances in this Plan shall be fully vested at all times.


 PAGE 7 - MANAGEMENT DEFERRED COMPENSATION PLAN

 4.4  Statement of Accounts

     The Senior Administrative Officer shall submit to each Participant, after the close of each calendar quarter and at such other times as determined by the Senior Administrative Officer a statement setting forth the balance of the Account maintained for the Participant.


                            ARTICLE V - PLAN BENEFITS

 5.1  Benefits

         (a) ENTITLEMENT TO BENEFITS AT TERMINATION. Benefits under this Plan shall be payable to a Participant on termination of employment with the Participating Employer, Portland General Corporation, and any and all Direct or Indirect Subsidiaries of Portland General Corporation. The amount of the benefit shall be the balance of the Participant's Account including Interest to the date of payment, in the form elected under Paragraph 5.3 below.

         (b) ENTITLEMENT TO BENEFITS AT DEATH. Upon the death of a Participant for whom an Account is held under this Plan, a death benefit shall be payable to the Participant's Beneficiary in the same form as the Participant elected for payments at termination of employment, under Paragraph 5.3 below. The amount of the benefit shall be the balance of the Participant's Account including Interest to the date of payment.

 5.2  Withdrawals for Financial Emergency

     A Participant may withdraw part or all of the Participant's Account for a Financial Emergency as follows:

         (a) DETERMINATION. The existence of a Financial Emergency and the amount to be withdrawn shall be determined by the Senior Administrative Officer.

         (b) SUSPENSION. A Participant who makes a withdrawal for Financial Emergency from any company-sponsored deferral plan, whether qualified or nonqualified, shall be suspended from participation in this Plan for twelve (12) months from the date of such withdrawal. Compensation and/or Paid Time Off Cancellation payable during such suspension that would have been deferred under this Plan shall instead be paid to the Participant. No matching contribution shall be credited to a Participant's Account under this Plan during any period of suspension.

 5.3  Form of Benefit Payment

         (a) The Plan benefits attributable to the elective deferrals for any calendar year shall be paid in one (1) of the forms set out below, as elected by the Participant in the form of payment designation filed with the Deferral Election for that year. The forms of benefit payment are:

             (i)  A lump-sum payment;

             (ii) Monthly installment payments in substantially equal payments of principal and Interest over a period of up to one hundred eighty
         (180) months. The amount of the


 PAGE 8 - MANAGEMENT DEFERRED COMPENSATION PLAN installment payment shall be redetermined on the first day of the month coincidental with or next following the anniversary of the date of termination each year, based upon the then current rate of Interest, the remaining Account balance, and the remaining number of payment periods; or

             (iii) In the event the account balance is ten thousand dollars ($10,000) or less, that benefit will be paid out in a lump sum notwithstanding the form of benefit payment elected by the Participant.

         (b) A Participant may elect to file a change of payment designation which shall supersede all prior form of payment designations with respect to the Participant's entire Account. The Participant may redesignate a combination of lump sum and monthly installments if approved by the Senior Administrative Officer. If, upon termination, the Participant's most recent change of payment designation has not been in effect for twelve
     (12) full months prior to such termination, then the prior election shall be used to determine the form of payment. The Senior Administrative Officer may, in his sole discretion, direct that plan benefits be paid pursuant to the change of payment designation, notwithstanding the twelve
     (12) month requirement.

 5.4  Accelerated Distribution

     Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Senior Administrative Officer, a lump-sum distribution of all or a portion of the vested Account balance, subject to the following:

         (a)  PENALTY.

             (i) If the distribution is requested within thirty-six (36) months following a Change in Control, six percent (6%) of the account shall be forfeited and ninety-four percent (94%) of the account paid to the Participant.

             (ii) If the distribution is requested at any time other than that in (i) above, ten percent (10%) of the account shall be forfeited and ninety percent (90%) of the account paid to the Participant.

         (b) SUSPENSION. A Participant who receives a distribution under this section shall be suspended from participation in this Plan for twelve (12) calendar months from the date of such distribution. All eligibility requirements must be met to reenter the Plan. The account balance shall be as of the Determination Date immediately preceding the date on which the Senior Administrative Officer receives the written request. The amount payable under this section shall be paid in a lump sum within sixty-five
     (65) days following the receipt of the Participant's written request by the Senior Administrative Officer.

 5.5  Withholding; Payroll Taxes

     Each Participating Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages for the federal or any state or local government. Withholding shall also apply to payments to a Beneficiary unless an election against withholding is made under Section 3405(a)(2) of the Internal Revenue Code.


 PAGE 9 - MANAGEMENT DEFERRED COMPENSATION PLAN

 5.6  Commencement of Payments

     Payment shall commence at the discretion of the Senior Administrative Officer, but not later than sixty-five (65) days after the end of the month in which a Participant retires, dies or otherwise terminates employment. All payments shall be made as of the first day of the month.

 5.7  Full Payment of Benefits

     Notwithstanding any other provision of this Plan, all benefits shall be paid no later than one hundred eighty (180) months following the date payment to a Participant commences.

 5.8  Payment to Guardian

     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Senior Administrative Officer may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Senior Administrative Officer may require proof of incompetency, minority, incapacity or guardianship as he may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Senior Administrative Officer, the Participating Employer, and the Company from all liability with respect to such benefit.


                ARTICLE VI - RESTORATION OF PENSION PLAN BENEFITS

 6.1  Pension Plan

     If a Participating Employer maintains a tax qualified Pension Plan for the benefit of eligible employees, and the Pension Plan provides benefits determined under a formula that is based in part on the employee's nondeferred compensation, a Participant in this Plan may receive a smaller benefit under the Pension Plan as a result of electing deferrals under this Plan.

 6.2  Restoration of Pension Plan Benefits

     In addition to the benefits payable under Paragraph 5.1 above, Participating Employer shall pay to any Participant whose Pension Plan benefit is not restored under any other employee or executive benefit plan maintained by Participating Employer, a benefit payment equal to the excess of (b) over
 (a) as follows:

         (a) The actuarial equivalent lump sum present value of the retirement income (or death benefit) payable (either immediately or deferred) under the Pension Plan; and

         (b) the actuarial equivalent lump sum present value of the retirement income (or death benefit) that would have been payable under the Pension Plan if Participant had made no Deferral Elections in any calendar year under this Plan. The actuarial equivalent lump sum present values shall be calculated in the same manner and using the same factors as are used to calculate lump-sum distributions under the Pension Plan. If Participant terminates employment prior to attaining the age of fifty-five (55), payment of the restoration of Pension Plan benefits shall be made as if Participant had made a lump-sum election pursuant to Paragraph 5.3(a)(i) above with respect to the payment of the restoration of Pension Plan benefits. If Participant terminates employment upon or after attaining the age of fifty-five (55), pay-


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


     ment of the restoration of Pension Plan
     benefits shall be made as if Participant had made an election to receive monthly installment payments in substantially equal payments of principal and Interest over a period of one hundred twenty (120) months pursuant to Paragraph 5.3(a)(ii) above with respect to the payment of the restoration of Pension Plan benefits. In the event the actuarial equivalent lump sum present value is ten thousand dollars ($10,000) or less, that benefit will be paid out in a lump sum.

 6.3  Restoration of Pension Plan Benefits in Event of Change in Control

     In the event of a Change in Control, and a subsequent termination of the Pension Plan within three (3) years following a Change in Control, all Plan Participants shall receive a restoration of Pension Plan benefits under Paragraph 6.2.


                      ARTICLE VII - BENEFICIARY DESIGNATION

 7.1  Beneficiary Designation

     Each Participant shall have the right, at any time, to designate one (1) or more persons or entities as the Participant's Beneficiary, primary as well as secondary, to whom benefits under this Plan shall be paid in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Senior Administrative Officer and will be effective only when filed with the Senior Administrative Officer during the Participant's lifetime.

 7.2  Amendments

     Any Beneficiary designation may be changed by a Participant without the consent of any Beneficiary by the filing of a new Beneficiary designation with the Senior Administrative Officer. If a Participant's Compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

 7.3  No Beneficiary Designation

     In the absence of an effective Beneficiary designation, or if all Beneficiaries predecease a Participant, the Participant's estate shall be the Beneficiary. If a Beneficiary dies after a Participant and before payment of benefits under this Plan has been completed, the remaining benefits shall be payable to the Beneficiary's estate.

 7.4  Effect of Payment

     Payment to the Beneficiary shall completely discharge the Participating Employer's obligations under this Plan.


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


                          ARTICLE VIII - ADMINISTRATION

 8.1  Senior Administrative Officer; Duties

     This Plan shall be administered by a Senior Administrative Officer appointed by the Committee. The Senior Administrative Officer may be a Participant under this Plan. The Senior Administrative Officer shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan as may arise in connection with the Plan. The Senior Administrative Officer shall report to the Committee on an annual basis regarding Plan activity, and at such other times as may be requested by the Committee.

 8.2  Agents

     In the administration of this Plan, the Senior Administrative Officer may, from time to time, employ agents and delegate to such agents, including employees of any Participating Employer, such administrative duties as he sees fit, and may from time to time consult with counsel, who may be counsel to any Participating Employer.

 8.3  Binding Effect of Decisions

     The decision or action of the Senior Administrative Officer in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

 8.4  Indemnity of Senior Administrative Officer; Committee

     Each Participating Employer shall indemnify and hold harmless the Senior Administrative Officer, the Committee, and its individual members against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

 8.5  Availability of Plan Documents

     Each Participant shall receive a copy of this Plan, and the Senior Administrative Officer shall make available for inspection by any Participant a copy of the rules and regulations used in administering the Plan.

 8.6  Cost of Plan Administration

     The Company shall bear all expenses of administration of this Plan. However, a ratable portion of the expense shall be charged back to each Participating Employer.


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


                          ARTICLE IX - CLAIMS PROCEDURE

 9.1  Claim

     Any person claiming a benefit, requesting an interpretation or ruling under the Plan or requesting information under the Plan shall present the request in writing to the Senior Administrative Officer or his delegatee who shall respond in writing as soon as practicable.

 9.2  Denial of Claim

     If the claim or request is denied, the written notice of denial shall state:

         (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

         (b) A description of any additional material or information required and an explanation of why it is necessary.

         (c)  An explanation of the Plan's claim review procedure.

 9.3  Review of Claim

     Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Senior Administrative Officer. The claim or request shall be reviewed by the Senior Administrative Officer, who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

 9.4  Final Decision

     The decision by the Senior Administrative Officer on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                  ARTICLE X - AMENDMENT AND TERMINATION OF PLAN

 10.1  Amendment

     The Senior Administrative Officer may amend the Plan from time to time as may be necessary for administrative purposes and legal compliance of the Plan, provided, however, that no such amendment shall affect the benefit rights of Participants or Beneficiaries in the Plan. The Committee may amend the Plan at any time, provided, however, that no amendment shall be effective to decrease or restrict the accrued rights of Participants and Beneficiaries to the amounts in their Accounts at the time of the amendment.


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


 10.2  Termination

     The Board of each Participating Employer may at any time, in its sole discretion, terminate or suspend the Plan in whole or in part for that Participating Employer. However, no such termination or suspension shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, the benefits of any Beneficiary of a Participant who has previously died, or already accrued Plan liabilities between Participating Employers.

 10.3  Payment at Termination

     Notwithstanding Paragraph 5.3 above, if the Plan is terminated, payment of each Account to a Participant or a Beneficiary for whom it is held shall commence within sixty (60) days of Plan termination in the earlier of one (1) of the following forms:

         (a)  The form and time of payment designated by the Participant; or

         (b)  Paid in the following form:


  Appropriate Account Balance                      PAYOUT PERIOD

  Less than $25,000                       Lump sum
  $25,000 but less than $100,000          Monthly installments over 2 years
  $100,000 but less than $500,000         Monthly installments over 3 years
  $500,000 or more                        Monthly installments over 5 years


     Interest earned on the unpaid balance in Participant's Account shall be the applicable Interest rate on the Determination Date immediately preceding the effective date of such termination of the Plan.


                          ARTICLE XI - MISCELLANEOUS

 11.1  Unfunded Plan

     This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and commence termination payout under 10.3 above for all or certain Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. This Plan is not intended to create an investment contract, but to provide retirement benefits to eligible individuals who have elected to participate in the Plan. Eligible individuals are select members of management who, by virtue of their position with Participating Employer, are uniquely informed as to Participating Employer's operations and have the ability to materially affect Participating Employer's profitability and operations.


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


 11.2  Liability

         (a) LIABILITY FOR BENEFITS. Except as otherwise provided in this paragraph, liability for the payment of a Participant's benefit pursuant to this Plan shall be borne solely by the Participating Employer that employs the Participant and reports the Participant as being on its payroll during the accrual or increase of the Plan benefit, and no liability for the payment of any Plan benefit shall be incurred by reason of Plan sponsorship or participation except for the Plan benefits of a Participating Employer's own employees. Provided, however, that each Participating Employer, by accepting the Board's designation as a Participating Employer under the Plan and formally adopting the Plan, agrees to assume secondary liability for the payment of any benefit accrued or increased while a Participant is employed and on the payroll of a Participating Employer that is a Direct Subsidiary or Indirect Subsidiary of the Participating Employer at the time such benefit is accrued or increased. Such liability shall survive any revocation of designation as a Participating Employer with respect to any liabilities accrued at the time of such revocation. Nothing in this paragraph shall be interpreted as prohibiting any Participating Employer or any other person from expressly agreeing to the assumption of liability for a Plan Participant's payment of any benefits under the Plan.

         (b) UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of a Participating Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any Policies or the proceeds therefrom owned or which may be acquired by a Participating Employer. Except as provided in Section 11.3, such Policies or other assets of a Participating Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of a Participating Employer under this Plan. Any and all of a Participating Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Participating Employer. A Participating Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

 11.3  Trust Fund

     At its discretion, each Participating Employer, jointly or severally, may establish one (1) or more trusts, with such trustee as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Participating Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Participating Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by the Participating Employer.

 11.4  Nonassignability

     Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.


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


 11.5  Not a Contract of Employment

     The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between a Participating Employer and a Participant, and neither a Participant nor a Participant's Beneficiary shall have any rights against a Participating Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of a Participating Employer or to interfere with the right of a Participating Employer to discipline or discharge a Participant at any time.

 11.6  Protective Provisions

     A Participant will cooperate with a Participating Employer by furnishing any and all information requested by a Participating Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examination as a Participating Employer may deem necessary and taking such other action as may be requested by a Participating Employer.

 11.7  Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

 11.8  Terms

     In this Plan document, unless the context clearly indicates the contrary, the masculine gender will be deemed to include the female gender, and the singular shall include the plural.

 11.9  Validity

     In case any provisions of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

 11.10   Notice

     Any notice or filing required or permitted to be given to the Senior Administrative Officer under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Senior Administrative Officer or to Secretary of Participating Employer. Notice to the Senior Administrative Officer, if mailed, shall be addressed to the principal executive offices of Participating Employer. Notice mailed to the Participant shall be at such address as is given in the records of the Participating Employer. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

 11.11   Successors

     The provisions of this Plan shall bind and inure to the benefit of each Participating Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of a Participating Employer, and successors of any such corporation or other business entity.


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


     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officers thereunto duly authorized, as of the ____ day of May, 1996.

                                      PORTLAND GENERAL CORPORATION


                                      By:      /s/ Don F. Kielblock
                                            Donald F. Kielblock
                                            Senior Administrative Officer and
                                            Vice President, Human Resources


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